Exhibit 10.3

AMENDMENT TO THE SECOND AMENDED AND RESTATED EXPENSE SUPPORT AND CONDITIONAL REIMBURSEMENT AGREEMENT

THIS AMENDMENT TO THE SECOND AMENDED AND RESTATED EXPENSE SUPPORT AND CONDITIONAL REIMBURSEMENT AGREEMENT (this “Amendment”), effective as of June 30, 2015, is entered into by and among Industrial Property Trust Inc., a Maryland corporation (the “Corporation”), Industrial Property Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and Industrial Property Advisors LLC, a Delaware limited liability company (the “Advisor”). The Corporation, the Operating Partnership and the Advisor are each a “Party” and collectively, the “Parties.” Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Second Amended and Restated Expense Support Agreement (as defined below).

WHEREAS, the Parties hereto are Party to that certain Second Amended and Restated Expense Support and Conditional Reimbursement Agreement, effective as of October 1, 2014 (the “Second Amended and Restated Expense Support Agreement”); and

WHEREAS, the Parties hereto have agreed to extend the term of the Second Amended and Restated Expense Support Agreement through June 30, 2016 and to change the notice provision for the termination of the Second Amended and Restated Expense Support Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, the Parties do hereby agree as follows:

1. The Second Amended and Restated Expense Support Agreement is hereby amended as follows:

a. The first sentence in the definition of the term Baseline Distributions is hereby amended by replacing June 30, 2015 with June 30, 2016 so that such sentence shall now read in its entirety as follows:

“For the period from October 1, 2014 through June 30, 2016, “Baseline Distributions” means the aggregate cash distributions that would have been declared on shares of the Corporation’s common stock assuming a quarterly distribution rate of $0.1250 per share.”

b. Section 6 TERM; SURVIVAL is hereby amended by replacing June 30, 2015 with June 30, 2016 so that the disclosure in Section 6 shall now read in its entirety as follows:

“This Agreement shall continue in full force and effect until June 30, 2016 unless earlier terminated in accordance with the terms hereof; provided, however, that (i) any obligations of a party to this Agreement to make payments to another party pursuant to Sections 2 and 3 of this Agreement with respect to the calendar quarter ending June 30, 2016 shall remain operative and in full force and effect and shall survive any termination or expiration of this Agreement and (ii) the agreements contained in Section 4 of this Agreement shall remain operative and in full force and effect and shall survive any termination or expiration of this Agreement.”

c. The first sentence of Section 7 TERMINATION is hereby deleted in its entirety and replaced with the following:

“This Agreement may be terminated at any time, and without payment of any penalty, by a majority of the independent directors of the Corporation, upon thirty (30) days prior written notice to the Advisor, or by the Advisor upon thirty (30) days prior written notice to the Corporation.”

2. This Amendment constitutes an amendment to the Second Amended and Restated Expense Support Agreement. The terms and provisions of the Second Amended and Restated Expense Support Agreement and all other documents and instruments relating and pertaining to the Second Amended and Restated Expense Support Agreement shall continue in full force and effect, as amended hereby. In the event of any conflict between the provisions of the Second Amended and Restated Expense Support Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

4. This Amendment (a) shall be binding upon the Parties, their Affiliates and their respective successors and permitted assigns; (b) may be changed, modified or amended only by a writing signed by each of the Parties or their respective successors or assignees; (c) may be executed in several counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement; and (d) together with the Second Amended and Restated Expense Support Agreement, embodies the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, consents, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever relating to such subject matter. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed by their respective duly authorized officers, effective as of the date set forth above.

INDUSTRIAL PROPERTY TRUST INC.

By:	/s/ Thomas G. McGonagle
Name:	Thomas G. McGonagle
Title:	Chief Financial Officer

INDUSTRIAL PROPERTY OPERATING PARTNERSHIP LP

By:	Industrial Property Trust Inc., its Sole General Partner

By:	/s/ Thomas G. McGonagle
Name:	Thomas G. McGonagle
Title:	Chief Financial Officer

INDUSTRIAL PROPERTY ADVISORS LLC

By:	Industrial Property Advisors Group LLC, its Sole Member

By:	/s/ Evan Zucker
Name:	Evan Zucker
Title:	Manager